EXHIBIT-10

[TRANSLATED FROM THE HEBREW]

                             SHARE PURCHASE CONTRACT
                             -----------------------

              Made in Tel Aviv this 11th day of October 1996

BETWEEN:      AMPAL INDUSTRIES, INC.

              whose address for the purpose of this contract is c/o Ampal (Israel) Ltd., of 111 Arlozorov Street, Tel Aviv

              (hereinafter referred to as "the Vendor")

AND:          AGRIFARM INTERNATIONAL LTD.

              whose address for the purpose of this contract is c/o Hadassim Agricultural Development Co. Ltd., POB 119 Rosh Pina 12000

              (hereinafter referred to as "the Purchaser")

WHEREAS the Vendor, Ampal Industries (Israel) Ltd., Ampal Development (Israel) Ltd. and Ampal Financial Services Ltd. (the said four are hereinafter referred to as "Ampal") hold 8,223,7279 ordinary shares of NIS 1 n.v. each (hereinafter referred to as "The Shares") of Pri Ha'emek (Canned and Frozen Food) 88 Ltd. (hereinafter referred to as "the Company"), representing as at 30th September 1996 approx. 58% of the Company's issued share capital (prior to the conversion of the debentures);


AND WHEREAS   the Company is a public company whose Shares are traded on the Tel
              Aviv Stock Exchange Ltd. (hereinafter referred to as "the Stock
              Exchange");


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AND WHEREAS   the Purchaser has considerable experience in the food industry and it has examined the state of the Company's business;

AND WHEREAS   the Purchaser intends operating the Company as a going concern and to act to rehabilitate it;

AND WHEREAS   the Purchaser has the experience, expertise, know-how and means required to operate the Company as a going concern;

AND WHEREAS   the Vendor is unaware of any event which the Company is under a legal duty to report to the Stock Exchange and/or the Securities
              Authority and which has not been reported;

AND WHEREAS   Ampal wishes to sell to the Purchaser, and the Purchaser wishes to purchase from Ampal, the Shares being fully paid up and free of any charge and third party right whatsoever with the Company being "as is";

ACCORDINGLY, IT IS WARRANTED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.   Recitals and Headings

     1.1 The recitals to this contract constitute an integral part hereof and every representation, warranty or undertaking included in the recitals shall be deemed included in the body hereof.

     1.2 The clause headings are for locational convenience only and shall be given no weight for the purposes of the interpretation hereof.

2.   The Transaction

     2.1 The Vendor hereby undertakes to sell and/or procure that Ampal shall sell the Shares to the Purchaser, and the Purchaser hereby undertakes


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          to purchase the Shares from Ampal, upon the terms, conditions and stipulations particularized below.

     2.2 The Shares shall be transferred to the Purchaser on the closing date (as defined below) being fully paid up and free of any charge and third party right whatsoever against payment of the sum of NIS 8,223 in respect of all the Shares.

     2.3 In consideration for the purchase of the Shares and the full and precise performance of the Purchaser's undertakings pursuant to this contract, the Vendor undertakes as follows:

          2.3.1 Ampal shall assign to the Purchaser its rights in respect of an owners' loan linked to the consumer price index ("the index") and bearing interest at a rate of 3% per annum which was made available to the Company by Ampal in the past in a total amount (principal and interest) of NIS 1,000,000 (one million new shekels); and also

          2.3.2 Ampal shall assign to the Purchaser its rights in respect of an owners' loan in the sum of NIS 2,000,000 (two million new shekels) which was made available to the Company by Ampal pursuant to clause 5.1 below; and also

          2.3.3 Ampal shall waive its rights vis-a-vis the Company in respect of the balance of an owners' loan debt (principal and interest), save for the sum of NIS 1,000,000 in respect whereof the provisions of clause 2.3.1 above shall apply, the loan pursuant to clause 5.1 below in respect whereof the provisions of clause
               2.3.2 above shall apply and debentures listed for trading on the Stock Exchange which Ampal shall be entitled to continue holding; and also

          2.3.4 Ampal shall pay the Purchaser the sum of US$ 1,500,000 (one million five hundred thousand US dollars) against the release of the guarantee and deposit which was made available by Ampal and Ampal (Israel) Ltd. as collateral to secure the Company's liabilities up to the said amount to Bank Hapoalim Ltd.; and also


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          2.3.5 Ampal shall pay the Purchaser the sum of NIS 2,000,000 (two million new shekels);

          and all upon the terms, conditions and stipulations particularized below.

3.   Conditions Precedent for the Implementation of the Transaction

     The receipt of the approvals and consents particularized below constitutes a condition precedent for the implementation of the transaction pursuant hereto:

     3.1 The receipt of the Director of Restrictive Trade Practices' consent to the transaction.

     3.2 The receipt of a written waiver to the Vendor's satisfaction of Cheddar George Inc.'s rights in respect of the sale of the Shares.

     The parties undertake to act in good faith to the best of their ability to obtain the approvals and consents as soon as possible, including to sign any document that may be reasonably required in respect thereof. If by 10th November 1996 (or a later date of which the Vendor shall give written notice to the Purchaser - if it gives notice - but by no later than 31st December 1996), the approvals and consents as aforesaid have not been received, this contract and all the parties' obligations pursuant hereto, save for clauses 5.3 and 8 below, shall be null and void.

4.   Implementation of the Transaction

     On the first business day after receiving the approvals and consents mentioned in clause 3 above (hereinafter referred to as "the Closing Date"), the parties shall act simultaneously as follows:

     4.1 The Purchaser and Ampal shall sign share transfer instruments in respect of the Shares.

     4.2 The Purchaser shall pay Ampal the consideration for the Shares pursuant to clause 2.2 above.

     4.3  The Vendor shall procure that Ampal shall act as follows:


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          4.3.1 Ampal shall assign to the Purchaser all its rights in respect of owners' loans as provided in clauses 2.3.1 and 2.3.2 above; and also

          4.3.2 Ampal shall waive its rights vis-a-vis the Company in respect of the balance of the owners' loan debt as provided in clause 2.3.3 above; and

          4.3.3 Ampal shall pay the Purchaser the amount provided in clause
               2.3.4 above against the release of the guarantee and deposit as provided in the said clause and the amount provided in clause
               2.3.5 above. The said amount shall be remitted to the Company pursuant to clause 4.4 below.

     4.4 The Purchaser shall make available to the Company owners' loans in an amount in NIS equal to US$ 1,500,000 together with the sum of NIS 2,000,000, linked to the Index and bearing interest at 3% per annum, and it shall furnish Ampal with a document signed by Bank Hapoalim Ltd. confirming the release of the guarantee and deposit as provided in clause 2.3.4 above.

5.   The Interim Period

     5.1 The Vendor shall make available to the Company by 13th October 1996 the sum of NIS 2,000,000 (two million new shekels) as an owners' loan linked to the index and bearing interest at 3% per annum. The said loan shall be assigned to the Purchaser on the closing date pursuant to clause 2.3.2 above.

     5.2 From 13th October 1996, the Purchaser shall be involved in the management of the Company and shall act jointly with the Vendor as required in order to enable the continued routine management and operation of the Company as a going concern.

     5.3 The parties shall use their best endeavours so that Messrs. Yoram Ben-Ami and Amram Yaniv shall be appointed members of the Company's board of directors as soon as possible after the date of the execution hereof. As soon as possible after the closing date, the parties shall use their best endeavours to replace the Company's directors who are Ampal employees with directors as the Purchaser shall instruct, or - if this contract is annulled pursuant to clause 3


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          above - the parties shall use their best endeavours to replace the persons appointed pursuant to this clause 5.3 with directors as the Purchaser shall instruct.

     5.4 The parties shall use their best endeavours so that the Company's signatory authorization during the period up to the closing date shall require the joint signatures of one of the directors appointed pursuant to clause 5.3 above together with one of the directors who are Ampal employees in order to bind the Company.

     5.5 The parties shall use their best endeavours to obtain the approvals required of the Company with regard to the actions that shall be effected pursuant to clauses 4.3 and 4.4 above by the closing date.

6.   Additional Undertakings

     6.1 The Purchaser hereby warrants that it is purchasing the Shares with the Company being "as is" on the closing date without any representation or liability by the Vendor and/or Ampal with regard to the Company and all matters relating thereto, its value, profitability or the value of the Shares, without any representations or undertakings relating to the Company and without any indemnity undertaking in respect of any non-conformity or difference deriving from such matters or other undertaking to the Purchaser in connection with the Company.

          Without derogating from the generality of the aforegoing, the Purchaser confirms that it is aware of the Company's managing director's rights vis-a-vis the Company and the Vendor and it is purchasing the Shares subject to the signed contractual obligations and it shall be exclusively liable for the full and precise performance thereof.

     6.2 The Purchaser hereby warrants that it intends operating the Company as a going concern and to act to rehabilitate it. The Purchaser shall use the utmost efforts to bring the Company to profitability.

          Without derogating from the generality of the aforegoing, the Purchaser undertakes to make available to the Company, in addition to the owners' loans pursuant to clause 4.4 above, further injections in a further total amount of not less than NIS 5,000,000 (five million new


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          shekels) to improve the Company's working capital, either by way of owners' loans or in any other manner.

     6.3 It is hereby expressly clarified that the Vendor's undertakings pursuant to this contract are to the Purchaser alone and they do not grant any right to the Company or to any other person, and the Purchaser's undertakings pursuant to this contract are to the Vendor alone and they do not grant any right to the Company or to any other person.

     6.4 The parties undertake to act in good faith and to the best of their ability to obtain all the consents and approvals that shall be required in connection with the implementation of this contract, including to sign any document that may be reasonably required in respect thereof.

     6.5 Ampal shall be entitled, at any time from the closing date and for 18 months thereafter (hereinafter referred to as "the option period"), to give written notice to the Purchaser of its wish to purchase all or part of the option Shares from it. If notice as aforesaid is given, the Purchaser shall be under a duty to sell all or part of the option Shares to Ampal as stated in the notice, with their being fully paid up and free of any charge or third party right whatsoever, in consideration for payment of the sum of NIS 0.5 in respect of each share of NIS 1 n.v. The transfer of the Shares and the payment of the consideration as aforesaid shall be effected on the date of giving the notice. Ampal shall be entitled to give a number of notices pursuant to this clause 6.5 and to exercise the options in instalments.

          "The option Shares" means Shares representing 5.8% of all the Company's issued Shares or - in the event that the Purchaser or a related party to it purchases Shares of the Company from Cheddar George Inc. - Shares representing 8.3% of all the Company's issued Shares.

7.   Approval of the Vendor's Board of Directors Committee

     The Vendor's undertakings pursuant to this contract are subject to obtaining the approval of the Vendor's board of directors executive committee to the execution hereof.


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8.   Confidentiality

     Without derogating from the provisions of the law or the provisions of any other contract that shall apply in respect of a duty of confidentiality, the parties hereto shall maintain confidentiality, and shall not disclose to another during the period in which they are shareholders of the Company and thereafter, without the Company's prior written consent, any information of a secret nature relating to the Company's business, to proprietary information of the Company and suppliers or actual or potential customers. These provisions shall not apply in respect of any information which the party wishing to disclose it shall be able to prove that the information (a) reached its possession without any express or implied duty of confidentiality prior to receiving it, (b) came within the public domain other than at its fault or responsibility, (c) was received by it from a person who was entitled to disclose it, or (d) was under a duty to disclose it pursuant to the applicable law.

9.   Sending Notices

     The addresses of the parties hereto are as particularized alongside their names in the recitals. Any notice in connection with this contract given by one of the parties to the other shall be deemed as having been delivered to the addressee on the date on which it reached it or, if sent by registered post to the said addresses - at the time it reached its addressee or at the end of three business days from the time of dispatch - whichever is the earlier.

10.  Waiver

     A delay in exercising the rights of one of the parties in connection with this contract or the non-exercise of rights as aforesaid shall not be deemed a waiver of such rights. A notice or demand vis-a-vis any party shall not constitute a waiver of the rights of such party or a waiver of the right of the party delivering the notice or demand to take further action without notice or demand. A waiver made by one of the parties in respect of a right or remedy in a specific case shall not be deemed a waiver of a right or remedy as aforesaid in any other case.


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11.  Inclusive Contract

     This contract expresses and merges all the matters agreed upon between the parties as at the date of the execution hereof in respect of the matters dealt with herein.

12.  Non-Assignment

     This contract and the parties' rights and obligations pursuant hereto cannot be assigned during the Option Period.

     Notwithstanding the aforegoing, if permits are not received from the Controller of Foreign Currency and the Bank of Israel as required to implement this contract by the date of obtaining the approvals provided in clause 3 above, all the Purchaser's rights and obligations pursuant to this agreement shall be automatically conferred ipso facto, and without requiring any additional document, upon Hadassim Agricultural Development Co. Ltd. In such an event, the Purchaser shall be entitled to assign all its rights and obligations pursuant to this agreement, subject to the Vendor's consent, and the Vendor shall not refuse its consent save on reasonable grounds, to another Israeli company connected with Hadassim Agricultural Development Co. Ltd., provided that notice thereof is given by the Purchaser to the Vendor prior to the closing date and that the assignee confirms in writing to the Vendor all its obligations pursuant to this agreement and signed every document required by the Vendor in such regard.

                      AS WITNESS THE HANDS OF THE PARTIES:
                      ------------------------------------

/s/Ampal Industries, Inc.                        /s/Agrifarm International Ltd.
--------------------------                      --------------------------------
Ampal Industries, Inc.                           Agrifarm International Ltd.

Hadassim Agricultural Development Co. Ltd. confirms its consent and undertaking pursuant to the provisions of clause 12 above.

/s/Hadassim Agricultural Development Co. Ltd.
---------------------------------------------
Hadassim Agricultural Development Co. Ltd.


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[TRANSLATED FROM THE HEBREW]

                                                               11th October 1996

Agrifarm International Ltd.
---------------------------

Dear Sirs,

In connection with the share purchase contract executed between us today ("the contract"), it is expressed that if Bank Hapoalim Ltd. ("the Bank") stipulates the release of the guarantee and deposit made available by Ampal and Ampal (Israel) Ltd. as provided in clause 2.3.4 of the contract with the payment of the interest in respect of the period which the amounts as aforesaid were made available to the Company by the Bank in respect of the said collateral, Ampal shall bear the interest as aforesaid in such amount as shall be agreed upon between it and the Bank, so that the said amount shall be added to the amount provided in clause 2.3.4 of the contract and shall be remitted to the Company as a further owners' loan pursuant to clause 4.4 of the contract.

Yours faithfully,

(Signed)

/s/Ampal Industries, Inc.
-------------------------
Ampal Industries, Inc.


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